Exhibit 99.1

São Paulo – Brazil, January 17, 2023.	São Paulo, 17 de janeiro de 2023.

Statement of MicroStrategy Brasil Ltda.	Comunicado da MicroStrategy Brasil Ltda.

Re: Administrative Proceeding No. nº 08700.004095/2020-15 - CADE	Ref: Processo Administrativo nº 08700.004095/2020-15 -CADE

On January 17, 2023, Brazil’s General Superintendence of the Administrative Council for Economic Defense (“SG/CADE”) announced the launch of an administrative proceeding to investigate anticompetitive conduct in the sale of business intelligence products and services to certain Brazilian public and private entities, naming various individuals and companies as defendants, including MicroStrategy Brasil Ltda. (the “Company”). The proceeding was precipitated by the Company’s voluntary disclosure of information to SG/CADE, which also led SG/CADE to enter into a leniency agreement with the Company.	Em 17 de janeiro de 2023, a Superintendência-Geral do Conselho Administrativo de Defesa Econômica (“SG/CADE”) anunciou a instauração de um processo administrativo para apurar condutas anticompetitivas na venda de produtos e serviços de inteligência de negócios para certas entidades públicas e privadas brasileiras, identificando várias pessoas físicas e jurídicas como investigadas, incluindo a MicroStrategy Brasil Ltda. (a “Companhia”). O processo decorre da prestação voluntária de informações pela Companhia à SG/CADE, que resultou na celebração de um acordo de leniência entre a SG/CADE e a Companhia.

Internal Review, Voluntary Reporting & Leniency Agreement. The information voluntarily disclosed to SG/CADE arose out of an internal review by the Company initiated in 2018, which uncovered potential anticompetitive conduct relating to the sale of business intelligence software licenses and the provision of maintenance and consulting services to certain Brazilian government entities that occurred between approximately 2014 and 2018. The Company voluntarily reported such conduct to SG/CADE and successfully secured a leniency agreement. Leniency agreements are only signed by SG/CADE with the first applicant for leniency with respect to the disclosed information. The leniency applicant will receive full immunity from fines if, at the end of the proceeding, CADE’s Tribunal confirms that the leniency agreement obligations have been fulfilled.	Investigação Interna, Prestação Voluntária de Informações e Acordo de Leniência. As informações voluntariamente prestadas à SG/CADE possuem origem em uma investigação interna iniciada pela Companhia em 2018, que revelou potenciais condutas anticompetitivas relacionadas à venda de licenças de software de inteligência de negócios e à prestação de serviços de manutenção e consultoria a algumas entidades do setor público no Brasil, ocorridas entre, aproximadamente, 2014 e 2018. A Companhia relatou voluntariamente tais condutas à SG/CADE, celebrando um acordo de leniência. Os acordos de leniência somente são firmados pela SG/CADE com o primeiro colaborador em relação às informações prestadas. O colaborador receberá imunidade total quanto a multas se, ao final do processo administrativo, o Tribunal do CADE confirmar que as obrigações do acordo de leniência foram cumpridas.

Other Remediation Measures. The Company also terminated several employees and has undertaken other remediation measures related to personnel, third-party engagement, policies, and procedures. These remediation measures have included restructuring the Company’s operations in Brazil to provide more robust governance over local business activities.	Outras medidas de remediação. A Companhia também demitiu vários empregados e adotou outras medidas de remediação relacionadas a colaboradores, relacionamento com terceiros, políticas e procedimentos. Essas medidas incluíram a reestruturação das operações da Companhia no Brasil para garantir uma governança mais robusta sobre suas atividades comerciais locais.

Commitment to Business Integrity & Ethical Standards. The Company’s decision to voluntarily report potential anticompetitive conduct to SG/CADE, the resulting leniency agreement and cooperation with SG/CADE, and the Company’s extensive remediation measures demonstrate the Company’s abiding commitment to business integrity and ethical standards. The Company plans to continue its cooperation with CADE in these matters.	Compromisso com a integridade e padrões éticos. A decisão da Companhia de relatar voluntariamente possíveis condutas anticompetitivas à SG/CADE, a cooperação e o acordo de leniência celebrado com a SG/CADE, assim como as amplas medidas de remediação adotadas demonstram o compromisso permanente da Companhia com a integridade e os padrões éticos em seus negócios. Além disso, a Companhia continuará cooperando com o CADE em relação a esse tema.

We do not expect this administrative proceeding to adversely impact the Company’s operations. The Company continues to conduct its business in the ordinary course and provide products and services to customers in Brazil, both in the public and private sectors.	Não esperamos que esse processo administrativo impacte negativamente as operações da Companhia. A Companhia continua conduzindo seus negócios normalmente e fornecendo produtos e serviços a clientes no Brasil, tanto no setor público como no privado.